Exhibit 32.2

CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q of AIT Therapeutics, Inc. for the period ended September 30, 2017 (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AIT Therapeutics, Inc.

/s/ Hai Aviv Hai Aviv Chief Financial Officer (Principal Financial and Accounting Officer)

November 1, 2017

The certification set forth above is being furnished as an Exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document of AIT Therapeutics, Inc. or the certifying officers.